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                                                                   EXHIBIT 10.23

[SAGENT LOGO]
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EVALUATION AGREEMENT

This Evaluation Agreement (No.________) is between Sagent Technology, Inc. 800
W. El Camino Real, Suite 300, Mountain View, CA 94040, U.S.A. ("us"), and

Account Name & Address:
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                                                                         ("you")
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1. We license you to install and use the Software during the Evaluation Period only.

"We," "our" and "us" mean Sagent Technology, Inc. "Software" means only our computer program(s) listed in the Schedule, any documentation ("Documentation") and updates that we may deliver to you, and portions and copies in any form. "Schedule" means any schedules that you and we sign that specifically refer to this agreement. The "Evaluation Period" is the time period listed in the Schedule; if none is listed there, the Evaluation Period is 30 days from the effective date of the applicable Schedule.

2. You will pay us the License Fee listed in the Schedule if applicable.
If there is a license fee for the evaluation of our Software listed in the Schedule then you will pay us the fees net 30 days from receipt of this invoice.

3. We disclaim all representation, warranties, and liability regarding the Software that you will be evaluating. You accept it "AS IS."

You are responsible for installing the Software, and for determining whether the Software is suitable, secure, and reliable for your purposes. We will provide you telephone hotline support at no extra charge during the Evaluation Period only, but any other maintenance, support or full Software License must be purchased separately. Telephone support hours are from 6 AM to 5 PM Pacific Standard Time. We do not warrant that the Software is error-free or that any errors will be corrected. THE FOREGOING IS IN LIEU OF ALL WARRANTIES OR CONDITIONS TO YOU OR ANY THIRD PARTY, EXPRESS OR IMPLIED, RELATED TO THE SOFTWARE OR ANY SERVICES WE MAY PROVIDE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ARISING BY STATUTE, LAW OR TRADE DEALING OR USAGE. We are not liable for incidental, special or consequential damages for any reason (including loss of data or other business or property damage), even if foreseeable, and our liability in all events will not exceed the License Fee that you have paid, if any. Your SOLE REMEDY for any defects in the Software is to return the Software and all copies to us for a full refund of the License Fee you have paid. You agree to implement backup and recovery procedures adequate to prevent loss due to malfunction.

4. You will respect our copyright in the Software.

You may make one copy of the Software programs for back-use only. You will put our copyright notices on all copies. You may not copy the Documentation.

5. You will respect our trade secrets and other proprietary rights in the Software.

You agree that we have and will keep title, copyright, and all other proprietary rights in the Software. You will keep the Software in a safe place. You will use best efforts to ensure that your employees and others with access to the Software comply with this agreement. You have no right to use, examine or recreate the Software source code, which is our trade secret. You agree not to alter, decompile, or reverse engineer the Software. You will treat our Software and accompanying documentation as Confidential Information. You will protect the Confidential Information from unauthorized use, dissemination or publication. You will protect the Confidential Information by using the same degree of care as you use to protect your own confidential information of a like nature, but no less than a reasonable degree of care. You are not required to protect information that (a) you possessed before you received it from us, (b) is or becomes a matter of public knowledge through no fault of your own; ( c) you rightfully receive from a third party without a duty of confidentiality; (d) we disclose to a third party without imposing a duty of confidentiality; (e) you develop independently; or (f) the law requires or we give written permission to be disclosed. You may use the Confidential Information only for the purposes of evaluating and reviewing our Software.


6. You may not transfer the Software.

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Any attempted assignment, sub-license or transfer by you of the Software is void without our written permission.

7. This license agreement remains in effect unless terminated.

You may terminate this agreement at any time. We may terminate this agreement if you breach it. At the end of the applicable Evaluation Period, or upon termination if earlier, you will return the Software, Documentation and all copies to us. Should you not return the software, then you authorize us in our reasonable discretion to charge you the applicable full system license fee for any Software and or Documentation that you do not return to us in unmarked condition, suitable for evaluation by another customer.

8. The following terms also apply.

This is the full and final agreement between you and us, and supersedes any earlier promises, representations or agreements relating to the subject of this agreement. This agreement may only be changed if you and our authorized representative do so in writing. Waivers not given in writing may be revoked at any time without liability. Invalid provisions do not affect the enforceability of the others. We are entitled to injunctive relief for violations of our proprietary rights. We reserve all rights not granted specifically in this agreement.


YOU:
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Signed:
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Name:
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Title:
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Effective Date:
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SAGENT TECHNOLOGY, INC.

Signed:
       --------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Effective Date:
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[SAGENT LOGO]
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EVALUATION AGREEMENT

SCHEDULE # 1  EVALUATION PERIOD ENDS_______________
Payment and Delivery Terms if Applicable: If you do not purchase the software you are required to return it. We will be entitled to physically repossess the Software from your premises in the event of nonpayment or termination of the evaluation agreement.

Contact Persons
Your Primary Contact:   Name:____________  Phone:____________Email:_____________
Your Alternate Contact: Name:____________  Phone:____________Email:_____________
Our Primary Contact:    Name:____________  Phone:____________Email:_____________


Other Applicable Terms:_________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

All terms of the evaluation agreement referred to above are incorporated herein and will apply to your orders relating to this Schedule.